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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              2-INFINITY.COM, INC.

         Pursuant to Section 7-110-106 of the Colorado Business Corporation Act, 2-Infinity.com, Inc., a Colorado corporation (the "Corporation"), hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:            The name of the Corporation is 2-Infinity.com, Inc.

SECOND: The following amendment was adopted by a sufficient number of the Corporation's shareholders on August 25, 2000.

THIRD: Article I of the Corporation's Articles of Incorporation, as previously amended, is hereby further amended to read in its entirety as follows:

                                   "ARTICLE I
                                      NAME

                The name of the Corporation is 2-Infinity, Inc."


         In witness whereof, the undersigned have executed these Articles of Amendment as of August 28, 2000.



                                                /s/ Majed M. Jalali
                                             --------------------------
                                             Majed M. Jalali, President



                                                /s/ Patrick Cody Morgan
                                             ------------------------------
                                             Patrick Cody Morgan, Secretary